Exhibit 99.1
PRESS RELEASE

Contact:
Colleen Mumford
Director of Investor Relations
Cabot Microelectronics Corporation
(630) 499-2600

Cabot Microelectronics Corporation Declares an Increased Quarterly Cash Dividend

Aurora, IL, March 6, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP) today announced that its Board of Directors has declared a quarterly cash dividend of $0.42 per share ($1.68 per share on an annualized basis) on the company's common stock, an increase of five percent over the quarterly dividend paid on or about January 30, 2019. The dividend will be payable on or about April 30, 2019 to shareholders of record at the close of business on March 21, 2019.

The company’s Annual Meeting of Stockholders will be held at 8:00 a.m. Central Time on Wednesday, March 6, 2019, at the J.W. Marriott Hotel – Houston Downtown located at 806 Main Street, Houston, Texas.

Conference call: Wednesday, March 6, 2019 at 8:00 a.m. Central Time

Dial-in information:           United States: (844) 825-4410
International: (973) 638-3236
Conference code:  3067248

Prepared comments will be available at the start of the Annual Meeting and a full transcript of the Annual Meeting will be available after the conclusion of the meeting. Both documents will be posted in the “Events and Presentations” area of the Investor Relations section of the company’s website, ir.cabotcmp.com.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline operators. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers.  Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators and the industrial wood preservation industry. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations. These forward-looking statements include statements related to: future sales and operating results; growth or contraction, and trends in the industry and markets in which the company participates; the acquisition of, investment in, or collaboration with other entities, including the company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; competitive landscape; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental laws and regulations; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the U.S.; cybersecurity threats; and financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors; and the operation of facilities by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see "Risk Factors" in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2018, and its quarterly report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.